Exhibit 99.1

CPSI Announces First Quarter 2017 Results

Company Announces Quarterly Cash Dividend of $0.20 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--May 4, 2017--CPSI (NASDAQ: CPSI):

Highlights for First Quarter 2017:

  Revenues of $64.1 million;
  Quarterly bookings of $23.5 million;
  12-month backlog of $239.5 million;
  GAAP earnings of $0.02 per diluted share and non-GAAP earnings of $0.29 per diluted share;
  GAAP net income of $246,000 and Adjusted EBITDA of $9.5 million;
  Cash provided by operations of $9.7 million; and
  Quarterly dividend of $0.20 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the first quarter ended March 31, 2017.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.20 per share, payable on June 2, 2017, to stockholders of record as of the close of business on May 18, 2017. This dividend is consistent with the Company’s previously announced variable dividend policy.

Total revenues for the first quarter ended March 31, 2017, were $64.1 million, compared with total revenues of $69.6 million for the prior-year first quarter. Net income for the quarter ended March 31, 2017, was $246,000, or $0.02 per diluted share, compared with a net loss of $1.7 million, or $0.13 per diluted share, for the quarter ended March 31, 2016. Cash provided by operations for the first quarter of 2017 was $9.7 million, compared with $834,000 for the prior-year first quarter.

“Our first quarter of 2017 reflects our continued progress in delivering long-term results,” said Boyd Douglas, president and chief executive officer of CPSI. “We feel positive about our bookings again this quarter and the building momentum in our business. Of particular note, in April, we signed the largest contract in Company history. We expect the revenue from this $3.1 million TruBridge contract to be recognized beginning in July of this year.

“The number of scheduled implementations for 2017 remains on track, having already surpassed the number scheduled in 2016. One factor contributing to lower implementation revenue for the first quarter was the delay, at the clients’ request, of two scheduled implementations from the first quarter to the second quarter of this year. With those two rescheduled installations, we now have 11 sites slated to go live during the second quarter and eight additional sites slated in the third quarter. From a revenue perspective, we expect the remainder of the bookings from the previous two quarters and the associated implementation revenue to be recognized over the next three quarters of 2017,” added Douglas.

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “The first quarter was certainly not without its bright spots. Cash flow continues to be strong since our balance sheet normalized in mid-2016, allowing for an additional $5.0 million pay down of our Revolving Credit Facility during the first quarter. In addition, TruBridge is gaining traction, showing sequential revenue growth after a couple of down quarters. Considering the bookings coming out of the last two quarters, in addition to those that have already come in for April, we expect an exceptionally strong performance from TruBridge in the second half of the year as the associated revenue recognition begins to materialize.

“On the cost side, there is continued opportunity to capture cost synergies as an outcome of the Healthland integration. We entered 2017 with a $17 million run rate related to integration cost synergies and fully expect additional and significant cost savings as we proceed with our multi-year integration strategy. Notably, the integration of Healthland hosting services into our TruBridge operations during the first quarter of 2017 identified increased annualized savings of $2.4 million, with $800,000 of these cost savings expected to be realized in 2017.

“We also implemented right-sizing efforts to our cost structure across our family of companies. During the first quarter we announced a Voluntary Early Retirement Program for employees. The results of this program to date have been a decrease in annual salaries of approximately $2.1 million, exclusive of benefits. The majority of the $1.7 million one-time, associated severance costs will be included in our results for the second quarter of 2017.

“With acute system sales efforts successfully filling our Thrive implementation schedule, TruBridge resuming the growth trends that have characterized this business since its formation, and a continued focus on smart cost saving measures, we are excited about the path we have set to drive long-term profitability and growth,” said Chambless.

Douglas added, “We are looking forward to our annual client conference taking place later this month, where we will have well over 1,000 attendees from across our family of companies. Leaders and end-users from both the acute and post-acute world will come together to share ideas, challenges and opportunities that will have a positive impact on the health of their communities. Partnering with our clients in these efforts guides our business, and we have made great strides in launching innovative solutions that support our shared vision of creating healthier, financially stronger and more vital communities. With the recent launch and momentum behind the CPSI Rural Accountable Care Organization (ACO), our new Business Intelligence Product that we will unveil at our conference, and the strong interest in our revenue cycle management product and services from TruBridge, we see many reasons to be excited for the future.”

CPSI will hold a live webcast to discuss first quarter 2017 results today, Thursday, May 4, 2017, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare IT solutions and services for rural and community hospitals and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, TruBridge, LLC, Healthland Inc., American HealthTech, Inc., and Rycan Technologies, Inc. Our combined company is focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for rural and community hospitals. TruBridge focuses exclusively on providing business management, consulting and managed IT services to rural and community healthcare organizations, regardless of their IT vendor. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. Rycan provides revenue cycle management workflow and automation software to hospitals, healthcare systems, and skilled nursing organizations. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, www.healthtech.net, or www.rycan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, the Company's level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Sales revenues:
System sales and support	$43,423	$49,709
TruBridge	20,652	19,934
Total sales revenues	64,075	69,643

Costs of sales:
System sales and support	18,655	22,267
TruBridge	11,863	11,287
Total costs of sales	30,518	33,554

Gross profit	33,557	36,089

Operating expenses:
Product development	8,934	7,190
Sales and marketing	7,127	6,730
General and administrative	11,661	19,038
Amortization of acquisition-related intangibles	2,601	2,355
Total operating expenses	30,323	35,313

Operating income	3,234	776

Other income (expense):
Other income	70	(1)
Interest expense	(1,807)	(1,468)
Total other income (expense)	(1,737)	(1,469)

Income (loss) before taxes	1,497	(693)
Provision for income taxes	1,251	970
Net income	$246	$(1,663)

Net income per common share – basic and diluted	$0.02	$(0.13)

Weighted average shares outstanding used in per common share computations:
Basic	13,374	13,025
Diluted	13,374	13,025

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (in thousands, except per share data)

	March 31, 2017	Dec. 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,888	$2,220
Accounts receivable, net of allowance for doubtful accounts of $2,120 and $2,370, respectively	32,909	31,812
Financing receivables, current portion, net	4,707	5,459
Inventories	1,217	1,697
Prepaid income taxes	934	567
Prepaid expenses and other	2,948	2,794
Total current assets	44,603	44,549

Property and equipment, net	12,721	13,439
Financing receivables, net of current portion	6,025	5,595
Intangible assets, net	104,517	107,118
Goodwill	168,449	168,449
Total assets	$336,315	$339,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,768	$6,841
Current portion of long-term debt	6,603	5,817
Deferred revenue	9,743	5,840
Accrued vacation	4,250	3,650
Other accrued liabilities	7,718	8,797
Total current liabilities	36,082	30,945

Long-term debt, less current portion	139,750	146,989
Deferred tax liabilities	4,370	3,246
Total liabilities	180,202	181,180

Stockholders’ equity:
Common stock, $0.001 par value, 30,000 shares authorized, 13,536 and 13,533 shares issued and outstanding	13	13
Additional paid-in capital	149,192	147,911
Retained earnings	6,908	10,046
Total stockholders’ equity	156,113	157,970
Total liabilities and stockholders’ equity	$336,315	$339,150

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$246	$(1,663)
Adjustments to net income:
Provision for bad debt	174	133
Deferred taxes	1,124	957
Stock-based compensation	1,281	1,383
Excess tax benefit from stock-based compensation	-	(109)
Depreciation	718	852
Intangible amortization	2,601	2,355
Amortization of deferred finance costs	182	158
Changes in operating assets and liabilities:
Accounts receivable	(801)	(985)
Financing receivables	(147)	(895)
Inventories	480	557
Prepaid expenses and other	(154)	72
Accounts payable	927	2,878
Deferred revenue	3,903	(4,323)
Other liabilities	(480)	(954)
Prepaid income taxes	(367)	418
Net cash provided by operating activities	9,687	834

Investing activities:
Purchases of property and equipment	-	(32)
Purchase of business, net of cash received	-	(162,198)
Sale of investments	-	9,729
Net cash used in investing activities	-	(152,501)

Financing activities:
Dividends paid	(3,384)	(8,587)
Proceeds from long-term debt	-	146,572
Payments of long-term debt	(6,635)	(781)
Proceeds from stock option exercise	-	1,097
Excess tax benefit from stock-based compensation	-	109
Net cash provided by (used in) financing activities	(10,019)	138,410

Net decrease in cash and cash equivalents	(332)	(13,257)

Cash and cash equivalents, beginning of period	2,220	24,951
Cash and cash equivalents, end of period	$1,888	$11,694

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (in thousands)

	Three Months Ended
	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
System sales and support(1)	$16,955	$22,861	$15,727	$18,294	$19,424
TruBridge(2)	6,594	7,761	5,157	5,896	3,485
Total	$23,549	$30,622	$20,884	$24,190	$22,909

(1) Generally calculated as the total contract price (for system sales) and annualized contract value (support).
(2) Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (in thousands, except per share data)

Adjusted EBITDA	Three Months Ended March 31,
	2017	2016
Net income, as reported	$246	$(1,663)
Depreciation expense	718	852
Amortization of acquisition-related intangible assets	2,601	2,355
Stock-based compensation	1,281	1,383
Transaction-related costs	5	7,565
Non-recurring severance	397	-
Interest expense and other, net	1,737	1,469
Provision for income taxes, plus cash benefits from NOL utilization	2,543	1,260
Adjusted EBITDA	$9,528	$13,221

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended March 31,
	2017	2016
Net income, as reported	$246	$(1,663)
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,601	2,355
Stock-based compensation	1,281	1,383
Transaction-related costs	5	7,565
Non-recurring severance	397	-
Non-cash interest expense	182	158
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(1,563)	(4,012)
Tax-effect of non-deductible transaction-related costs	-	1,214
Tax shortfall from stock-based compensation	764	-
Non-GAAP net income	$3,913	$7,000

Weighted average shares outstanding, diluted	13,374	13,025

Non-GAAP EPS	$0.29	$0.54

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (Recast for Current Presentation) (in thousands)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
Sales revenues:
System sales and support	$44,136	$44,101	$47,719	$49,709
TruBridge	20,415	20,562	20,696	19,934
Total sales revenues	64,551	64,663	68,415	69,643

Costs of sales:
System sales and support	19,067	20,376	21,886	22,267
TruBridge	11,993	11,520	11,616	11,287
Total costs of sales	31,060	31,896	33,502	33,554

Gross profit	33,491	32,767	34,913	36,089

Operating expenses:
Product development	8,855	8,397	8,179	7,190
Sales and marketing	6,853	6,894	6,717	6,730
General and administrative	11,089	10,631	12,130	19,038
Amortization of acquisition-related intangibles	2,602	2,601	2,624	2,355
Total operating expenses	29,399	28,523	29,650	35,313

Operating income	4,092	4,244	5,263	776

Other income (expense):
Other income (expense)	100	53	69	(1)
Interest expense	(1,781)	(1,717)	(1,642)	(1,468)
Total other income (expense)	(1,681)	(1,664)	(1,573)	(1,469)

Income (loss) before taxes	2,411	2,580	3,690	(693)
Provision for income taxes	410	981	1,694	970
Net income (loss)	$2,001	$1,599	$1,996	$(1,663)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, plus the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurrent expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer